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AMERICAN GENERAL CORPORATION
                                                                      EXHIBIT 12

EXHIBIT 12 - COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

In millions, except ratios

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
                                                                         For the Years Ended December 31,
                                                                   --------------------------------------
                                                                     2000           1999           1998
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Consolidated operations:
  Income before income tax expense and net dividends on
     preferred
     securities of subsidiaries                                     $1,674         $1,887         $1,323
  Fixed charges deducted from income
     Interest expense                                                  919            771            693
     Implicit interest in rents                                         23             24             19
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       Total fixed charges deducted from income                        942            795            712
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          Earnings available for fixed charges                      $2,616         $2,682         $2,035
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  Fixed charges per above                                           $  942         $  795         $  712
  Dividends on preferred stock and securities                          161            151            146
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     Combined fixed charges and preferred stock dividends           $1,103         $  946         $  858
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          Ratio of earnings to fixed charges                          2.78           3.37           2.86
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          Ratio of earnings to combined fixed charges and
             preferred
            stock dividends                                           2.37           2.83           2.37
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Consolidated operations, corporate fixed charges and
  preferred stock dividends only:
     Income before income tax expense and net dividends on
      preferred securities of subsidiaries                          $1,674         $1,887         $1,323
     Corporate fixed charges deducted from
      income - corporate
       interest expense                                                253            228            211
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          Earnings available for fixed charges                      $1,927         $2,115         $1,534
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     Corporate fixed charges per above                              $  253         $  228         $  211
     Dividends on preferred stock and securities                       161            151            146
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       Combined corporate fixed charges and preferred stock
        dividends                                                   $  414         $  379         $  357
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          Ratio of earnings to corporate fixed charges                7.62           9.27           7.28
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          Ratio of earnings to combined corporate fixed
             charges and
            preferred stock dividends                                 4.66           5.57           4.30
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American General Finance, Inc.:
  Income before income tax expense                                  $  327         $  283         $  296
  Fixed charges deducted from income
     Interest expense                                                  694            574            512
     Implicit interest in rents                                         16             15             12
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       Total fixed charges deducted from income                        710            589            524
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          Earnings available for fixed charges                      $1,037         $  872         $  820
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            Ratio of earnings to fixed charges                        1.46           1.48           1.57
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                                                           2000 FORM 10-K     22